SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              EQUUS II INCORPORATED
               (Name of Registrant as Specified in its Charter)

         John T. Unger, Snell & Smith, P.C., 1000 Louisiana, Suite 3650,
                               Houston, TX 77002
 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                              EQUUS II INCORPORATED
                         2929 Allen Parkway, Suite 2500
                              Houston, Texas 77019

                                                          March 20, 1997

Dear Equus Stockholder,

      In the proxy materials we recently mailed to you outlining the change in management compensation, we stated that certain aspects of the proposals were subject to receiving approval of an exemptive order from the SEC. On March 7, 1997, the staff of the SEC responded to our filing and, based on our discussions, the Board of Directors of the Fund has elected to modify certain aspects of the proposals as outlined in the attached Supplement to the Proxy Statement. The most significant change relates to the form of payment of the deferred incentive compensation payable. The initial Proxy Statement contemplated the payment of such amount in shares of Common Stock, valued at the market price. The Supplement proposes the payment of such amount in shares of Common Stock, VALUED AT NET ASSET VALUE. THIS POSITIVE CHANGE RESULTS IN FEWER SHARES BEING ISSUED TO MANAGEMENT AND NO IMMEDIATE DILUTION TO THE EXISTING SHAREHOLDERS OF THE FUND. THE CHANGE ALSO DEMONSTRATES A STRONG VOTE OF CONFIDENCE BY MANAGEMENT IN THE UNDERLYING NET ASSET VALUE OF THE FUND AND ITS PROSPECTS FOR THE FUTURE.

      When evaluating Equus II, it is important to understand that the Fund is a unique investment vehicle. It is one of the few investments where an ordinary investor can participate in the private equity market, a market that is primarily dominated by large, private institutional investors. Equus II is not a mutual fund and should not be compared to typical mutual funds. In fact, management of the Fund serves on the board of 17 of the Fund's 21 current portfolio companies. THE FUND'S OBJECTIVE IS TO GENERATE LONG TERM CAPITAL GAINS BY MAKING EQUITY INVESTMENTS IN SMALL TO MEDIUM SIZED PRIVATE COMPANIES. We believe that we have been successful in achieving our objective. The Fund's stock price increased by a record 32.6% during 1996, after including the effect of the $0.76 per share dividend and the rights offering. Over the last four years, the market value of Equus II has appreciated by an average of 21.4% per year, assuming the reinvestment of all dividends. This performance exceeded returns of the S&P 500, the Russell 2000 and the Herzfeld Closed-End Average.

      A major concern for stockholders and management alike has been Equus II's large trading discount to its net asset value. Management and the Board of Directors have dedicated a significant amount of time towards this issue. In 1994 and 1995 the Fund implemented a stock repurchase plan. While this did increase the net asset value per share somewhat, the discount did not erode. In addition, in 1995, the Board established a committee to review ways to enhance shareholder value, with an emphasis on ways to erode the trading discount. The committee believes that the cash incentive fee and the related impact it has on the Fund's expense ratio are contributing factors to the trading discount. In addition, the Board and the committee concluded that the current incentive fee structure incentivizes management to generate realized gains, but does not place adequate emphasis on increasing the Fund's stock price. Accordingly, the Board has proposed a change in the form of management incentive compensation.

      The Board's intention with the proposed changes is to modify the method of payment of the incentive compensation and to more closely align management's interests with the stockholders'. Essentially, it is proposed that all of management's incentive compensation, which is currently a cash based compensation based on realized gains, be tied directly to the stock price performance. Therefore, a Stock Option Plan is proposed to serve as incentive compensation for management and directors. Incentive Options will be issued at the market price on the date of grant for up to 20% of the outstanding shares. The Compensation Committee, which consists of non-officer directors, is charged with granting the options as they see fit. As a result, management's incentive compensation in the future is determined by stock appreciation, which is not necessarily the case under the current incentive fee structure.

      To permit additional time for stockholders to consider the information contained in the Supplement, the Board will adjourn the meeting on March 27, 1997, and will reconvene the meeting on APRIL 9, 1997, at the same time and location as previously scheduled. IF YOU HAVE PREVIOUSLY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE ON ANY OF THE PROPOSALS, YOU DO NOT NEED TO VOTE AGAIN. Otherwise, please fill out and promptly return the enclosed proxy card to assure that your shares are properly represented and voted at the meeting.

      We hope that this letter has clarified the changes to the proposals, the reasons that the Board decided to propose to change the incentive compensation structure of the Fund and why they believe that it is in the best interest of the stockholders to approve this change. In summary, the proposed change in the incentive fee structure benefits the shareholders in the following ways:

o     It results in no immediate dilutive effect to the existing shareholders.

o     It will significantly reduce the Fund's expense ratio.

o The payment of the deferred incentive compensation payable, previously due in cash, in shares of common stock, represents a significant buy-in to the Fund by management. Management is effectively buying over 400,000 shares at net asset value, while the stock trades at a significant discount to its net asset value.

o The combination of the issuance of shares and options more closely aligns management's interest with the stockholders'.

Thank you for your support of Equus II and your consideration of these matters. We look forward to being an equity partner in the Fund with you and in the continued success of the Fund.

                                          Sincerely,

                                          SAM P. DOUGLASS
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                              EQUUS II INCORPORATED
                         2929 Allen Parkway, Suite 2500
                              Houston, Texas 77019

                AMENDED NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    AND CHANGE IN PROPOSALS TO BE CONSIDERED

      A Special Meeting of Stockholders of EQUUS II INCORPORATED, (the "Fund"), is scheduled to be held on Thursday, March 27, 1997, at 9:30 a.m., local time, at Meeting Room No. 1, Plaza Level, Liberty Tower, 2919 Allen Parkway, Houston, Texas 77019. The meeting has been called for the following purposes, all as more fully described in the Proxy Statement dated February 24, 1997, as supplemented by the accompanying Supplement to Proxy Statement (the "Supplement"):

      1. To approve and adopt a new Management Agreement (the "New Management Agreement") between the Fund and Equus Capital Management Corporation (the "Management Company") in the form attached as Exhibit A to the Supplement.

      2. To authorize the payment by the Fund to the Management Company of the deferred incentive compensation payable on the balance sheet of the Fund in shares of the Fund's common stock, $.001 par value (the "Common Stock"), valued at net asset value. Such deferred compensation shall be determined on the basis of cumulative realized and unrealized capital gains net of realized and unrealized capital losses upon the Fund's portfolio securities.

      3. To approve and adopt the Equus II Incorporated 1997 Stock Incentive
Plan.

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The implementation of Proposals 1,2 and 3 are conditioned on the approval of all three proposals. Implementation of the proposals is subject to the approval of the Securities and Exchange Commission.

      The meeting may be recessed from time to time, and actions with respect to the matters specified in the notice may be taken at any reconvened meeting without further notice to stockholders unless required by the Bylaws of the Fund. To permit additional time for stockholders to consider the information contained in the Supplement, the Board of Directors will adjourn the meeting on March 27, 1997, and will reconvene the meeting on Wednesday, April 9, 1997, at the same time and location as previously scheduled.

      Stockholders of record as of the close of business on February 18, 1997, are entitled to notice of, and to vote at, the Special Meeting. Whether or not you currently plan to attend the Special Meeting, you are urged to sign, date and return the proxy card in the envelope provided.

                                          By order of the Board of Directors,

                                          TRACY H. COHEN
                                          CORPORATE SECRETARY

Houston, Texas
March 20, 1997

                                    IMPORTANT

     A STOCKHOLDER MAY REVOKE OR CHANGE A PROXY DELIVERED TO THE FUND PRIOR TO RECEIPT OF THIS AMENDED NOTICE AT ANY TIME BEFORE IT IS VOTED BY: (I) PROVIDING WRITTEN NOTICE OF REVOCATION TO EQS, (II) EXECUTING AND DELIVERING A PROXY OF A LATER DATE, OR (III) ATTENDING AND VOTING IN PERSON. PROXIES DELIVERED TO EQS PRIOR TO RECEIPT OF THE AMENDED NOTICE AND SUPPLEMENT THAT ARE NOT REVOKED OR CHANGED PRIOR TO THE SPECIAL MEETING WILL BE VOTED ON PROPOSALS 1, 2, AND 3 AS AMENDED. AN ADDITIONAL PROXY CARD IS INCLUDED WITH THIS AMENDED NOTICE. A STOCKHOLDER WHO HAS PREVIOUSLY DELIVERED A PROXY AND DOES NOT WISH TO REVOKE OR AMEND THE PROXY NEED NOT SEND A NEW PROXY.

                              EQUUS II INCORPORATED
                         2929 Allen Parkway, Suite 2500
                              Houston, Texas 77019

               SUPPLEMENT DATED MARCH 20, 1997 TO PROXY STATEMENT
                             DATED FEBRUARY 24, 1997

                         Special Meeting of Stockholders

      This Supplement to Proxy Statement is furnished to the stockholders of Equus II Incorporated ("EQS" or the "Fund"), in connection with the solicitation by its Board of Directors (the "Board") of proxies to be voted at the Special Meeting of Stockholders (the "Special Meeting") scheduled to be held on Thursday, March 27, 1997, at 9:30 a.m., local time, at Meeting Room No. 1, Plaza Level, Liberty Tower, 2919 Allen Parkway, Houston, Texas 77019, and at any adjournment thereof. To permit additional time for stockholders to consider the information contained in the Supplement, the Board of Directors has determined to adjourn the Special Meeting on March 27, 1997 without any action on the proposals and to reconvene the Special Meeting on Wednesday, April 9, 1997, at the same time and location as previously announced. The first mailing of this Supplement to Proxy Statement is expected to be made on or about March 20, 1997. Capitalized terms used herein shall have the meaning assigned to such terms in the Proxy Statement of the Fund dated February 24, 1997 (the "Proxy Statement").

      Subsequent to the date of mailing of the Proxy Statement to stockholders of the Fund, the Fund has been in communication with the staff of the Securities and Exchange Commission (the "Commission") with respect to the application for exemptive order filed by the Fund with the Commission to permit the proposed payment of the accrued Deferred Management Incentive Fee in shares of Common Stock. Based on such communications, the Board of Directors has elected to amend
Section 12 of the proposed New Management Agreement to provide that the accrued Deferred Management Incentive Fee payable as of March 31, 1997, or such later date as may be required by the Commission (the "New Valuation Date") will be paid in shares of the Fund's Common Stock valued at net asset value per share on the New Valuation Date. The impact of this change is that the stockholders of the Fund will not incur any dilution in net asset value per share from the issuance of shares of Common Stock in payment of the accrued Deferred Management Incentive Fee and that the Management Company will be paid the Deferred Management Incentive Fee at a discount equal to the market discount of the Fund's Common Stock on the New Valuation Date.

      A STOCKHOLDER MAY REVOKE A PROXY DELIVERED TO THE FUND PRIOR TO RECEIPT OF THIS SUPPLEMENT AT ANY TIME BEFORE IT IS VOTED BY: (I) PROVIDING WRITTEN NOTICE OF REVOCATION TO EQS, (II) EXECUTING AND DELIVERING A PROXY OF A LATER DATE TO EQS, OR (III) ATTENDING AND VOTING IN PERSON AT THE SPECIAL MEETING. PROXIES DELIVERED TO THE FUND PRIOR TO RECEIPT OF THIS SUPPLEMENT THAT ARE NOT REVOKED PRIOR TO THE SPECIAL MEETING WILL BE VOTED ON PROPOSAL NOS. 1 AND 2 AS AMENDED IN THE AMENDED NOTICE OF SPECIAL MEETING. AN ADDITIONAL PROXY CARD IS INCLUDED WITH THIS SUPPLEMENT FOR USE BY A STOCKHOLDER IF DESIRED. A STOCKHOLDER WHO HAS PREVIOUSLY DELIVERED A PROXY AND DOES NOT WISH TO REVOKE OR AMEND THE PROXY NEED NOT SEND A NEW PROXY.

      The cost of soliciting proxies and of holding the Special Meeting will be paid one-half by the Management Company and one-half by the Fund.

      THE FOLLOWING INFORMATION SUPPLEMENTS THE INFORMATION SET FORTH IN THE PROXY STATEMENT AND SHOULD BE READ TOGETHER WITH THE PROXY STATEMENT.

           PROPOSAL 1. TO APPROVE AND ADOPT A NEW MANAGEMENT AGREEMENT
            BETWEEN THE FUND AND EQUUS CAPITAL MANAGEMENT CORPORATION

      The Board proposes that upon termination of the incentive compensation provisions of the Current Management Agreement with the Management Company and approval of the New Management Agreement, the Management Company become vested in the amount of the Deferred Management Incentive Fee as of the New Valuation Date, and that the amount of the Deferred Management Incentive Fee be paid, if Proposal 2 is approved, in shares of Common Stock of the Fund valued at net asset value. For purposes of determining the Deferred Management Incentive Fee payable upon termination of the Current Management Agreement, the investments of the Fund will be appraised by an independent appraiser selected by the Independent Directors. (See "Proposal 2. Authorization to Pay the Deferred Management Incentive Fee payable in Shares of Common Stock of the Fund" in the Proxy Statement).

      The New Management Agreement will be in the form of Exhibit A attached hereto, which is identical to the form of Management Agreement attached as Exhibit A to the Proxy Statement except for revisions to Section 12 thereof to reflect the payment of the accrued Deferred Management Incentive Fee in shares of Common Stock valued at net asset value discussed herein.

      The Management Incentive Fee increased the recorded expenses of the Fund in 1995 and 1993 and reduced such expenses in 1994. Excluding Management Incentive Fees, the expenses of the Fund would have been reduced from $3,743,348 to $2,543,466 for 1995 and from $9,502,091 to $2,519,735 for the nine months ended September 30, 1996, and the expense ratio of the Fund would have been reduced from 6.1% to 4.0% for 1995 and from 11.5% to 2.8% for the nine months ended September 30, 1996.

      The following unaudited pro forma financial data is presented to show the effect on the Fund's net asset value and relative per share and ratio data from the adoption of the New Management Agreement, which includes : (1) the payment of the Deferred Management Incentive Fee payable by the issuance of shares of Common Stock valued at the net asset value of such shares as of the end of the period and (2) the elimination of the cash Deferred Management Incentive Fee. The unaudited pro forma condensed balance sheets give effect to the approval of the New Management Agreement and the issuance of the shares of Common Stock as of September 30, 1996 and December 31, 1995, respectively. The unaudited pro forma condensed statements of expenses give effect to the adoption of the New Management Agreement and the issuance of the shares of Common Stock as of January 1, 1996, and January 1, 1995, respectively. The unaudited pro forma financial statements are not necessarily indicative of the results that would have been achieved had the New Management Agreement been in place during such periods, or that might be attained in the future.

                       Pro Forma Condensed Balance Sheets
                    September 30, 1996 and December 31, 1995
                                   (Unaudited)
                        (In thousands, except share data)

                                      Historical   Pro forma       Pro forma    Historical   Pro forma        Pro forma
                                       9/30/96    Adjustments       9/30/96      12/31/95   Adjustments       12/31/95
                                      ----------   ----------      ----------   ----------   ---------       ----------
Total Assets ......................   $  179,302   $     --        $  179,302   $  132,450   $    --         $  132,450
                                      ----------   ----------      ----------   ----------   ---------       ----------
Deferred Management
Incentive Fee .....................       10,222      (10,222)(A)        --          4,295      (4,295)(A)         --
Other Liabilities .................       66,019         --            66,019       66,302        --             66,302
                                      ----------   ----------      ----------   ----------   ---------       ----------
Total Liabilities .................       76,241      (10,222)         66,109       70,597      (4,295)          66,302
                                      ==========   ==========      ==========   ==========   =========       ==========
Net Assets ........................   $  103,061   $   10,222(A)   $  113,283   $   61,853   $   4,295(A)    $   66,148
                                      ==========   ==========      ==========   ==========   =========       ==========
Shares Outstanding (B) ............    4,184,766      415,008(C)    4,599,774    3,138,575     217,927(D)     3,356,502
                                      ==========   ==========      ==========   ==========   =========       ==========
Net Asset Value Per Share .........   $    24.63         --        $    24.63   $    19.71        --         $    19.71
                                      ==========   ==========      ==========   ==========   =========       ==========
Net Asset Dilution Per Share ......         --           --        $     0.00         --          --         $     0.00
                                      ==========   ==========      ==========   ==========   =========       ==========

             See notes to pro forma condensed financial statements.

                   Pro Forma Condensed Statements of Expenses
                  For the Nine Months Ended September 30, 1996
                      and the Year Ended December 31, 1995
                                   (Unaudited)
                                 (In thousands)

                            Historical     Pro forma       Pro forma     Historical     Pro forma       Pro forma
                             9/30/96      Adjustments       9/30/96       12/31/95     Adjustments       12/31/95
                            ----------    ----------       ----------    ----------    ----------       ----------
Management Incentive Fees   $    7,109    ($   7,109)(E)   $     --      $    1,278    ($   1,278)(E)   $     --
Management Fees .........        1,332           127(F)         1,459         1,237            78(F)         1,315
Other Expenses ..........        1,061          --              1,061         1,228          --              1,228
                            ----------    ----------       ----------    ----------    ----------       ----------
Total Expenses ..........   $    9.502    ($   6,982)      $    2,520    $    3,743    ($   1,200)      $    2,543
                            ==========    ==========       ==========    ==========    ==========       ==========
Expense Ratio (G) .......         11.5%         --                2.8%          6.1%         --                4.0%
                            ==========    ==========       ==========    ==========    ==========       ==========

             See notes to pro forma condensed financial statements.

                Notes to Pro Forma Condensed Financial Statements

Pro Forma Adjustments

      (A) Reflects payment of the Deferred Management Incentive Fee by the issuance of 415,008 and 217,927 shares of Common Stock at September 30, 1996, and December 31, 1995, respectively.

      (B) Does not include any shares that may become issuable upon the exercise of stock options that may be granted under the 1997 Stock Incentive Plan.

      (C) The number of shares issued was calculated based on a price of $ 24.63 per share, the net asset value of a share of Common Stock on September 30, 1996.

      (D) The number of shares issued was calculated based on a price of $ 19.71 per share, the net asset value of a share of Common Stock on December 31, 1995.

      (E) Reflects the elimination of the Management Incentive Fee expense incurred during the period.

      (F) Reflects the increase in management fees resulting from the increase in the net assets outstanding during the period due to the conversion of the Deferred Management Incentive Fee payable into shares of Common Stock.

      (G) The expense ratio was calculated based on the average net assets of the Fund at the beginning and the end of the period.

      Since the accrued Deferred Management Incentive Fee is paid in shares of Common Stock valued at their net asset value, the outstanding shares of the Fund do not suffer any dilution in net asset value from the issuance of shares of Common Stock as payment of the accrued Deferred Management Incentive Fee.

      The Board, including all of the Independent Directors, has considered this matter and deemed it appropriate and in the best interest of the Fund and the stockholders of the Fund to recommend adoption of the New Management Agreement in the form attached as Exhibit A contingent on the stockholders authorizing the payment of the Deferred Management Incentive Fee in shares of Common Stock of the Fund valued at net asset value and the approval of the 1997 Stock Incentive Plan.

      The adoption of the New Management Agreement also will be contingent upon receipt by the Fund and the Management Company of an exemptive order from the Commission that permits the proposed payment of the accrued Deferred Management Incentive Fee payable as of the New Valuation Date under Sections 23(a) and 63 of the Investment Company Act and under Section 205(a)(1) of the Investment Advisers Act. The Fund and the Management Company filed an application for such an exemptive order on October 10, 1996. The Fund received comments to the application on March 7, 1997, requesting additional information. Subsequent to receipt of such request, the Fund has been in communication with the staff of the Commission. Based on such communications, the Board of Directors has elected to amend Section 12 of the proposed New Management Agreement to provide that the accrued Deferred Management Incentive Fee payable as of the New Valuation Date will be paid in shares of the Fund's Common Stock valued at net asset value per share on the New Valuation Date. Contemporaneously with the mailing of this Supplement, the Fund intends to file an amended application for an exemptive order. However, there is no assurance that the Commission will grant an exemptive order.

VOTE REQUIRED FOR APPROVAL

      The affirmative vote of the holders of a majority of the outstanding shares of the Fund is required to approve and adopt the New Management Agreement. Such a majority is defined in the Investment Company Act as the lesser of (a) 67% or more of the shares present at the meeting, if holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund.

      THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE NEW MANAGEMENT AGREEMENT.

                  PROPOSAL 2. AUTHORIZATION TO PAY THE DEFERRED
                       MANAGEMENT INCENTIVE FEE PAYABLE IN
                       SHARES OF COMMON STOCK OF THE FUND

      There will be presented at the meeting a proposal to authorize, upon termination of the Current Management Agreement and approval of the New Management Agreement, the payment to the Management Company by the Fund of the Deferred Management Incentive Fee accrued as a payable on the balance sheet of the Fund on the New Valuation Date in shares of Common Stock valued at net asset value on the New Valuation Date. The Deferred Management Incentive Fee will be determined on the basis of cumulative realized and unrealized capital gains net of realized and unrealized capital losses upon the Fund's portfolio securities on the New Valuation Date.

       For purposes of determining the Deferred Management Incentive Fee payable upon termination of the Current Management Agreement, the investments of the Fund will be appraised by an independent appraiser selected by the Independent Directors, the cost of which will be borne one-half by the Management Company and one-half by the Fund. All unrealized capital gains and losses of the Fund will be deemed realized on the New Valuation Date. The Management Company will be paid the Deferred Management Incentive Fee in shares of the Fund's Common Stock valued at their net asset value on the New Valuation Date. Based on the net asset value per share of Common Stock on September 30, 1996, and the amount of the Deferred Management Incentive Fee at September 30, 1996, the Fund would have issued 415,008 shares of Common Stock to the Management Company in payment of the Deferred Management Incentive Fee payable. Based on the accrued Deferred Management Incentive Fee and the net asset value per share on March 14, 1997, the Fund would have issued 483,027 shares.

      The Board, including all of the Independent Directors, has considered this matter and deemed it appropriate and in the best interest of the Fund and the stockholders of the Fund to recommend the issuance of shares of the Fund's Common Stock valued at net asset value on the New Valuation Date in payment of the Deferred Management Incentive Fee payable at the New Valuation Date, contingent on the stockholders approval and adoption of the New Management Agreement in the form attached as Exhibit A and the approval of the 1997 Stock Incentive Plan.

      The payment of the Deferred Management Incentive Fee payable at the New Valuation Date in shares of the Fund's Common Stock also will be contingent upon receipt by the Fund and the Management Company of an exemptive order from the Commission that permits the proposed payment of the accrued Deferred Management Incentive Fee in shares of Common Stock under Section 23(a) of the Investment Company Act. There is no assurance that the Commission will grant an exemptive order.

VOTE REQUIRED FOR APPROVAL

      Although the approval of the Fund's stockholders is not required under the Investment Company Act to authorize the payment of the Deferred Management Incentive Fee in shares of the Fund's Common Stock at a price equal to the current net asset value of such shares, the Board of Directors of the Fund has decided to present such proposal to the stockholders for their consideration. The affirmative vote of a majority of the shares present at the meeting, if a quorum is present, will be required to approve Proposal 2.

      THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE "FOR" AUTHORIZATION TO PAY THE DEFERRED MANAGEMENT INCENTIVE FEE IN SHARES OF THE FUND'S COMMON STOCK VALUED AT NET ASSET VALUE PER SHARE.

         PROPOSAL 3. APPROVAL AND ADOPTION OF THE EQUUS II INCORPORATED
                            1997 STOCK INCENTIVE PLAN

      There is no change in Proposal 3 or the information set forth in the Proxy Statement with respect to Proposal 3.


                                          By order of the Board of Directors,


                                          Tracy H. Cohen
                                          SECRETARY

Houston, Texas
March 20, 1997

                                                                       Exhibit A

                              MANAGEMENT AGREEMENT

      THIS MANAGEMENT AGREEMENT ("Agreement") dated as of ______________, 1997, by and between EQUUS II INCORPORATED, a Delaware corporation (the "Fund"), and EQUUS CAPITAL MANAGEMENT CORPORATION, a Delaware corporation (the "Management Company").

                                  WITNESSETH

      WHEREAS, the Fund is engaged in business as a business development company under the Investment Company Act of 1940, as amended (the "Act"), and in the business of making investments in equity and equity-oriented securities issued in private placements, primarily in connection with leveraged buyouts and leveraged recapitalizations, and making short-term investments for its own account; and

      WHEREAS, the Management Company is engaged in the business of rendering management, administrative and investment advisory services with respect to companies participating in equity and equity-oriented securities in private placements and making short-term investments; and

      WHEREAS, the Fund deems it advisable to retain the Management Company to render certain management, administrative and investment advisory services to the Fund, and the Management Company desires to provide such services to the Fund, on the terms and conditions hereinafter set forth:

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Fund and the Management Company hereby agree as follows;


      1. ENGAGEMENT. Commencing on the date hereof, the Fund engages and retains the Management Company to provide, or to make arrangements with suitable third parties to provide, the management, administrative and investment advisory services described below, subject to the supervision of the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Management Company hereby accepts such engagement and agrees during the terms of this Agreement, at its own expense, to provide, or to make satisfactory arrangements for the provision of, such services and to assume the obligations herein set forth for the compensation provided herein.

      2. TERM. Subject to the provisions of Section 11, the initial term of this Agreement will be for the period commencing on the date of this Agreement and expiring on June 30, 1998. Thereafter, this Agreement shall automatically be extended, subject to the provisions of Section 11, for successive one year terms, until terminated by either party hereto in accordance with the provisions of Section 11.

      3. PROVISION OF MANAGEMENT AND ADMINISTRATIVE SERVICES. The Management Company shall provide, or arrange for suitable third parties to provide, any and all management and administrative services reasonably necessary for the operation of the Fund and the conduct of its business. Such management and administrative services shall include, but not be limited to, the following:

            (i) providing the Fund with such office space, equipment, facilities and supplies, and the services of such clerical and other personnel of the Management Company, as may be necessary or required for the reasonable conduct of the business of the Fund;

            (ii) keeping and maintaining the books and records of the Fund and handling communications and correspondence with stockholders of the Fund;

            (iii) preparing such accounting, management and other reports and documents as may be necessary or appropriate for the reasonable conduct of the business of the Fund;

            (iv) making such arrangements and handling such communications with accountants, attorneys, banks, transfer agents, custodians, underwriters, insurance companies, depositories and other persons as may from time to time be requested by the Fund or may be reasonably necessary to perform any of the other services to be rendered by the Management Company under this Agreement;

            (v) providing such other managerial and administrative services as may be reasonably requested by the Fund to identify, evaluate, structure, monitor and dispose of Fund investments; and

            (vi) providing such other advice and recommendations with respect to the business and affairs of the Fund as the Management Company shall deem to be desirable or appropriate.

      4. PROVISION OF INVESTMENT ADVISORY SERVICES. The Management Company shall, within a reasonable period of time after any request by the Fund, provide, or arrange for suitable third parties to provide, the Fund with such investment research and advice as the Fund may request with respect to any existing or proposed investments. The Management Company agrees to comply with all provisions of the Act and all rules and regulations promulgated thereunder in providing the services to the Fund described herein. The Management Company's investment services shall include identifying, evaluating, structuring, acquiring, monitoring, holding, managing and arranging for the disposition of investments for the Fund.

      5. SUPERVISION. The performance by the Management Company of its duties and obligations hereunder shall be subject to the control and supervision of the Board of Directors of the Fund and the Management Company's determination of what services are necessary or required for the operation or to reasonably conduct the business of the Fund shall be subject to review by such Board of Directors. The Management Company shall provide periodic reports to the Board of Directors of its performance of its obligations hereunder as may be requested by the Board of Directors.

      The Management Company and its Affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

      6.    ALLOCATION OF COSTS AND EXPENSES.

            (a) COSTS AND EXPENSES OF THE MANAGEMENT COMPANY. The Management Company shall bear all costs and expenses incurred or paid by the Management Company in providing any services to the Fund under Sections 3 and 4, including, but not limited to, the cost of office space, equipment and supplies utilized by the Fund's personnel, all wages, salaries and benefits of the Management Company staff and other Management Company personnel; and all additional costs and expenses incurred or paid by the Management Company in connection with this Agreement and the Management Company's performance hereunder not directly allocable and identifiable to the Fund or its business or investments.

            (b) EXPENSES OF THE FUND. Except as provided in Section 6(a), the Fund shall bear (and shall reimburse the Management Company for) all costs and expenses directly allocable and identifiable to the Fund or its business or investments, including, but not limited to, all expenses with respect to investments or dispositions thereof, acquisitions of portfolio securities, dispositions of portfolio securities, expenses of registering shares of stock under federal and state securities laws, costs of printing proxies and other expenses related to meetings of shareholders, litigation expenses, costs of third party evaluations or appraisals of the Fund (or its assets) or its investments, legal fees, fees of independent public accountants, expenses of printing or distributing reports to securities holders and regulatory bodies, federal, state and local taxes, and other costs and expenses directly allocable and identifiable to the Fund or its business or investments.

            (c) REGISTRATION EXPENSES. Organizational and offering expenses, including accounting, legal and printing expenses and registration fees incurred by the Management Company in connection with the public offering of shares of common stock or senior securities in the Fund will be reimbursed to the Management Company by the Fund.

      7.    MANAGEMENT FEES.

            (a) DESCRIPTION OF THE MANAGEMENT FEE. In consideration of the services to be provided by the Management Company to the Fund under this Agreement, the Fund agrees to pay to the Management Company a fee (the "Management Fee") equal to one-half of one percent (.5%) of the Net Assets (as hereinafter defined) of the Fund, on the last day of each calendar quarter during the term of this Agreement payable in arrears on the day after filings with the Securities and Exchange Commission (the "Commission") are made for such calendar quarter (the "Payment Date").

            (b) DEFINITION OF NET ASSETS. For purposes of this Agreement, "Net Assets" means the total assets (determined in accordance with paragraph 7(c)), less total liabilities, of the Fund, determined in accordance with generally accepted accounting principles consistently applied.

            (c) DETERMINATION OF TOTAL ASSETS. For purposes of determining the total assets of the Fund, the following shall be applicable with respect to assets other than short-term investments if the following would result in the total assets of the Fund being less than would otherwise be the case:

                  (i) an investment for which no market exists will be valued based upon its original cost to the Fund until significant developments affecting the entity in which the investment is made justify, in the opinion of the Board of Directors of the Fund, use of another valuation method; and

                  (ii) without limiting the discretion of the Board of
            Directors, other valuation methods which may be appropriate if approved by the Board of Directors include (x) appraisal valuation,
            (y) third party transaction valuation with respect to completed transactions or firm offers made by sophisticated, independent investors and (z) liquidation valuation.

            (d) EXPENSE LIMITATIONS. In the event the operating expenses of the Fund, including amounts payable to the Management Company pursuant to subsection (a) hereof, for any fiscal year ending on a date during which this Agreement is in effect exceed any expense limitations applicable to the Fund imposed by applicable state securities laws or regulations promulgated thereunder, as such limitations may be raised or lowered from time to time, the Management Company shall reduce the Management Fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Fund in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, portfolio transaction costs and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund. Whenever the expenses of the Fund exceed a pro rata portion of the applicable annual expense limitations, if any, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the quarterly payment of the Management Fee due to the Management Company. Should two or more such expense limitations be applicable as at the end of the last business day of the quarter, the expense limitation which results in the largest reduction in the Management Fee shall be applicable.

            (e) COMPUTATION OF MANAGEMENT FEE. On or prior to a Payment Date, the Management Company shall prepare a computation showing the Management Fee due for the preceding quarter. Such computation shall be submitted to the Board of Directors who shall promptly review it. If the Board of Directors approves such computation, the fee reflected thereon shall be paid to the Management Company by the Fund. If the Board of Directors does not approve such computation, the fund shall pay the Management Company the Management Fee computed by the Board of Directors or if they shall not have computed a Management Fee, then the Management Fee originally submitted by the Management Company. Thereafter, the Net Assets of the Fund as of the end of such quarter shall be determined by such independent public accountants as the Management Company and the Fund shall agree upon, or the Management Company and the Board of Directors shall agree upon an alternative method of resolving the dispute such as an independent appraisal of one or more assets. If the dispute is submitted to such accountants, their determination shall be determinative of the Management Fee payable for such quarter, and, upon such determination or upon completion of such alternative manner of resolving the dispute, the Management Company shall be paid or shall refund to the Fund any portion of the Management Fee determined to be underpaid or overpaid, as the case may be. The cost of such determination of the Management Fee by such independent public accountants or otherwise shall be paid by the Fund, unless the Management Fee determination of the Management Company exceeds by ten percent or more the Management Fee determination finally made, in which case the Management Company shall pay the cost of such determination.

            (f) EFFECT OF TERMINATION. If this Agreement is terminated as of any date not the last day of a calendar quarter, the Management Fee shall be calculated as of the effective date of termination and shall be paid as soon as possible after such date of termination.

      8. LIABILITY OF THE MANAGEMENT COMPANY. The Management Company, its officers, directors, employees, agents and affiliates (collectively, "Affiliates") shall not be liable to the Fund, or any stockholder of the Fund, for any error of judgment or mistake of law or any loss or damage with respect to any investment of the Fund or arising from any act or omission of the Management Company or any of the Affiliates in the performance of its obligations hereunder, unless such loss or damage is the result of bad faith, negligence, misconduct or any breach of fiduciary duty, or disregard of any duties or obligations owed to the Fund by the Management Company or such Affiliates by reason of this Agreement or any relation created hereby.

      9. INDEMNIFICATION OF THE MANAGEMENT COMPANY AND AFFILIATES. The Fund shall indemnify and hold harmless, to the extent permitted by law, the Management Company and any of its Affiliates, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action by or in the right of the Fund), by reason of any acts or omissions or alleged acts or omissions arising out of the activities of such person, if such activities were performed in good faith either on behalf of the Fund or in furtherance of the interest of the Fund, and in a manner reasonably believed by such person to be within the scope of the authority conferred by this Agreement or by law against losses, damages or expenses for which such person has not otherwise been reimbursed (including, but not limited to, accountants' and attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such conduct did not constitute bad faith, negligence, misconduct or any other breach of fiduciary duty with respect to such acts or omissions and, with respect to any criminal action or proceedings, and no reasonable cause to believe his conduct was unlawful. The satisfaction of any indemnification and any holding harmless hereunder shall be from and limited to Fund assets. Notwithstanding the foregoing, absent a court determination that the person seeking indemnification was not liable by reason of "disabling conduct" within the meaning of Section 17(h) of the Act, the decision by the Fund to indemnify such person shall be based upon the reasonable determination, based upon a review of the facts, that such person was not liable by reason of such disabling conduct, by (1) the vote of a majority of a quorum of directors of the Fund who are neither "interested persons" of the Fund as defined in Section 2(a)(19) of the Act nor parties to such action, suit, or proceeding or (2) an independent legal counsel in a written opinion.

      Expenses incurred by the Management Company in defending a civil or criminal action, suit or proceeding shall be paid by the Fund in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors of the Fund in the specific case upon receipt of an undertaking by or on behalf of the Management Company to repay such amount unless it shall ultimately be determined that the Management Company is entitled to be indemnified by the Fund as authorized in this Section 9, provided that at least one of the following conditions precedent has occurred in the specific case: (1) the Management Company has provided security for its undertaking; (2) the Fund is insured against losses arising by reason of any lawful advances; or (3) a majority of a quorum of the disinterested non-party directors of the Fund or an independent legal counsel in a written opinion, shall determine, based upon a review of the readily available facts, that there is reason to believe that the Management Company ultimately will be found entitled to indemnification. The advancement and indemnification provisions in this Section 9 shall apply to all threatened, pending, and completed actions, suits, or proceedings in which the Management Company is a party or is threatened to be made a party during the term of this Agreement, including those actions, suits or proceedings that were threatened, filed, or otherwise initiated prior to the effective date of this provision.

      For purposes of this Section 9, any provision hereof applicable to the Management Company shall also be applicable to any person serving as a director, officer, employee, agent, or affiliate of the Management Company if such person is made a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding in such capacity. The indemnification and advancement provisions of this Section shall be independent of and in addition to any indemnification and advancement provisions that may apply to any director, officer, employee, agent, or affiliate of the Management Company because of any other position that such person may hold with the Fund.

      10. OBLIGATIONS OF THE MANAGEMENT COMPANY NOT EXCLUSIVE. The obligations of the Management Company to the Fund are not exclusive. The Management company may, in its discretion, render the same or similar services to any person or persons whose business may be in direct or indirect competition with the business of the Fund and may be in direct competition with the Fund for particular investments. Additionally, it is contemplated that from time to time one or more of Affiliates of the Management Company may serve as directors, officers or employees of the Fund or otherwise have an interest or affiliation with the Fund or have the same or similar relationships with competitors of the Fund. Neither the Management Company nor any of its Affiliates shall in any manner be liable to the Fund by reason of the aforedescribed activities of the Management Company or such Affiliate. Within 60 days after the end of each calendar quarter of the Fund, the Management Company will furnish the Board of Directors of the Fund with information on a confidential basis, as to any investment within the investment objective of the Fund made during such fiscal year by the Management Company, any sub-adviser or any of their Affiliates for their own account or for the account of others.

      11. APPROVAL, TERMINATION AND CONTINUATION. The Fund shall use its best efforts to cause this Agreement to be approved by a majority of the outstanding voting securities of the Fund. This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, or by the Management Company, on 60 days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

      This Agreement shall continue in effect for a period of more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by (i) the disinterested Directors of the Fund, and (ii) the Board of Directors of the Fund or a vote of a majority of the outstanding voting securities of the Fund.

      12. TERMINATION OF PRIOR MANAGEMENT AGREEMENT. The Fund and the Management Company are parties to a Management Agreement dated as of July 1, 1993 (the "Prior Agreement"), which has been terminated on the effective date of this Agreement. In connection with such termination, the investments of the Fund on March 31, 1997, or such later date as may be required by the Commission (the "Valuation Date"), shall be appraised by an independent appraiser selected by the independent members of the Board of Directors of the Fund. The cost of such appraisal shall be borne equally by the Fund and the Management Company. All unrealized gains and losses of the Fund shall be deemed realized as of the Valuation Date. If such appraisal reflects a net capital gain as of the Valuation Date, the Fund shall deliver to the Management Company, if approved by the stockholders of the Fund, the number of shares of Common Stock, $.01 par value ("Common Stock"), of the Fund equal to the amount of the Incentive Fee consequently owed to the Management Company as of the Valuation Date divided by the net asset value of a share of Common Stock on the Valuation Date; provided, however, if the payment of the Incentive Fee in shares of Common Stock as provided above is not approved by the Commission, the Incentive Fee shall, upon the agreement of the Management Company and the Fund, be calculated, discounted, and paid in shares of Common Stock or pursuant to a promissory note on such terms and conditions as the Commission and the independent members of the Board of Directors of the Fund shall approve.

      13. USE OF NAME. The Management Company reserves the right to grant the use of the name "Equus Investments" or a similar name to another investment company, business development company or business enterprise. The Management Company also reserves the right to withdraw from the Fund the right to use the name "Equus" upon termination of this Agreement or at any other time, provided that, if the right to withdraw the name "Equus" is exercised by the Management Company, the Management Company will submit the question of continuing this Agreement to a vote of the security holders and the Board of Directors of the Fund.

      14. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered, as evidenced by an executed receipt, or on the date mailed, postage prepaid, by certified mail, return receipt requested, or telegraphed and confirmed, if addressed to the respective parties as follows:

      If to the Fund:               Equus II Incorporated
                                    2929 Allen Parkway, Suite 2500
                                    Houston, Texas 77019
                                    Attention:President or Chairman of the Board

      If to the Management Company: Equus Capital Management Corporation
                                    P.O. Box 13197
                                    Houston, Texas 77219
                                    Attention:President or Chairman of the Board

      15. DEFINITIONS. The terms "assignment" and "majority of the outstanding voting securities" shall have the meanings given to them by Sections 2(a)(4) and 2(a)(42), respectively, of the Act.

      16. ASSIGNMENT. This Agreement may not be assigned by either party hereto.

      17. AMENDMENT. This Agreement may be amended only by an instrument in writing executed by both parties thereto; provided, however, that this Agreement may be amended by the parties only if such amendment is specifically approved by
(i) the Board of Directors of the Fund, and (ii) the vote of a majority of outstanding voting securities of the Fund.

      18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the applicable provisions of the Act.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    EQUUS II INCORPORATED

                                    By:__________________________________
                                        Nolan Lehmann, President

                                    EQUUS CAPITAL MANAGEMENT
                                       CORPORATION

                                    By:__________________________________
                                        Sam P. Douglass, Chairman of the Board

                              EQUUS II INCORPORATED

                         2929 Allen Parkway, Suite 2500
                              Houston, Texas 77019

        This Proxy is solicited on behalf of the Board of Directors of Equus II Incorporated (the "Fund") for the Special Meeting of Stockholders on march 27, 1997.

      The undersigned hereby constitutes and appoints Sam P. Douglass, or Nolan Lehmann, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Special Meeting of Stockholders of Equus II Incorporated to be held on March 27, 1997, at 9:30 a.m. local time, at Meeting Room No. 1, Plaza Level, Liberty Tower, 2919 Allen Parkway, Houston, Texas 77019, or any adjournment thereof (the "Special Meeting") and to vote the shares of Common Stock, $.001 par value per share, of the Fund ("Shares"), standing in the mane of the undersigned on the books of the Fund on February 18, 1997, the record date for the Special Meeting, with all powers the undersigned would possess if personally present at the Special Meeting.

      The undersigned hereby acknowledges previous receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement and hereby revokes any proxy or proxies heretofore given by the undersigned.


--------------------------------------------------------------------------------
                              Fold and Detach Here

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3 AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SUCH PROPOSALS.

PROPOSALS

1. To approve and adopt of a new Management Agreement between the Fund and Equus Capital Management Corporation, as set forth in the Proxy Statement and the Supplement to the Proxy Statement (the "Supplement").

      FOR __________   AGAINST ___________  ABSTAIN ___________

2. To authorize payment by the Fund to the Management Company of the deferred incentive compensation payable on the balance sheet of the Fund in shares of common stock, $.001 par value, valued at net asset value. Such deferred incentive compensation shall be determined on the basis of cumulative realized and unrealized capital gains net of realized and unrealized capital losses upon the Fund's portfolio securities, as set forth in the Proxy Statement and the Supplement.

      FOR __________   AGAINST ___________  ABSTAIN ___________

3. To approve and adopt the Equus II Incorporated 1997 Stock Incentive Plan, as set forth in the Proxy Statement.

      FOR __________   AGAINST ___________  ABSTAIN ___________1

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

      FOR __________   AGAINST ___________  ABSTAIN ___________

The implementation of Proposal Nos. 1, 2, and 3 are conditioned on the approval of all three proposals.

                        Please sign exactly as name appears hereon. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

                        Date________________________________________

                        Signature _______________________________

                        Signature _______________________________